EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

The Registrant has three subsidiaries, Unity Bank, Unity (NJ) Statutory Trust II and Unity (NJ) Statutory Trust III.  Unity Bank has nine subsidiaries, Unity Investment Services, Inc., AJB Residential Realty Enterprises, Inc., AJB Commercial Realty, Inc., MKCD Commercial, Inc., JAH Commercial, Inc., UB Commercial LLC, ASBC Holdings LLC, Unity Property Holdings 1, Inc. and Unity Property Holdings 2, Inc.  Unity Investment Services, Inc. has one subsidiary, Unity Delaware Investment 2, Inc., which has one subsidiary, Unity NJ REIT, Inc.

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